UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2014 (October 24, 2014)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Old Greenwood Road

Fort Smith, Arkansas 72903

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 24, 2014, the Board of Directors of ArcBest Corporation. (“Company”) approved entry into a consulting agreement (“Agreement”) with Roy M. Slagle (“Consultant”) pursuant to which he will perform consulting services over a period of three years, commencing October 15, 2014. Under the terms of the Agreement, the Consultant will be paid $27,000 per month and be reimbursed for reasonable and necessary business expenses. The Consultant is subject to confidentiality and non-competition covenants. The Consultant has agreed that, for the period of the Agreement and for twelve months following the end of the term of the Agreement, he will not engage in competitive activities with the Company and its affiliates. The Consultant has also agreed that, for the term of the Agreement, he will not solicit customers or employees of the Company or otherwise interfere with the business of the Company and its affiliates. In the event the Consultant becomes disabled or the consulting relationship between the Consultant and the Company is terminated by the Company without cause, the consulting fees will continue through the original term of the Agreement. Otherwise the consulting fees will terminate upon termination of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

/s/ Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and
Corporate Secretary

Dated: October 29, 2014